Exhibit 99.1

Phoenix Footwear Group, Inc.

PHOENIX FOOTWEAR REPORTS PROGRESS ON ITS

REVITALIZATION PLAN AND ANNOUNCES THIRD QUARTER

2007 FINANCIAL RESULTS

•	Royal Robbins sale completed
•	Tommy Bahama’s sales increased 119% to $2.9 million
•	Net income totaled $11.1 million, or $1.23 per diluted share, compared to $343,000, or $0.04 per diluted share, in 3Q06
•	Total debt decreased 60% to $20.4 million from 2Q07
•	Management team strengthened in areas of finance, sourcing, product, logistics, customer service, planning and operations
•	Chambers Belts has entered into a letter of intent to market men’s and women’s belts, accessories and footwear under the LEE® brand

Carlsbad, California, November 13, 2007 — Phoenix Footwear Group, Inc. (AMEX: PXG), a multi-brand footwear and accessories company, announced today continued progress on its revitalization plan as well as consolidated results for its third quarter and nine months ended September 29, 2007.

“The third quarter was encouraging as we made significant progress on our revitalization plan and delivered on our promises in several key areas,” commented Cathy Taylor, Phoenix Footwear’s Chief Executive Officer. “Due to the successful sale of our Royal Robbins division we had a strong profit for the third quarter and cut our debt load by more than half. Investments in our organic growth initiatives resulted in noticeable performance improvements for several of our brands. We have also reorganized, hiring a number of key professionals and implementing management changes in the areas of finance, sourcing, product, logistics, customer service, planning and operations. We believe our new operational infrastructure positions us for improved performance as we enter the New Year.”

Cathy Taylor added, “During the quarter we drove strong top-line results in our Tommy Bahama unit, more than doubling quarter over quarter sales. We are continuing our investments in H.S. Trask and SoftWalk and both of these brands returned to positive sales growth during the quarter. Our overall top-line performance was hampered by the delay in orders from the Department of Defense, which has only recently begun to ramp-up with our new contract, and the lackluster sales in Chambers’ mass retail channel. These shortfalls, combined with our inventory reduction plans and product process to market, placed pressure on our gross margins.”

Ms. Taylor concluded, “As we approach the end of the year, we foresee a very challenging retail environment. Accordingly, we are very aggressively managing our inventories and taking the necessary steps to position ourselves for success in the New

Year. We are confident in the growth potential of our brands and excited about the anticipated addition of the new LEE® belts, accessories, and footwear license. We expect our improving inventory levels and the recent changes we have made to our footwear sourcing network, as well as our improved product process to market, will start translating into improved margins in the near future.”

The Company’s Chambers Belt subsidiary has entered into a letter of intent with VF Jeanswear Limited Partnership to receive a license to manufacture belts, accessories and footwear with the LEE® brand name. The award of the license is subject to entering into a definitive agreement with LEE® which the Company expects to finalize in the fourth quarter.

Financial Results

Net sales from continuing operations for the third quarter of fiscal 2007 decreased 5.0% to $26.0 million, compared to $27.3 million for the third quarter of fiscal 2006. The decline was primarily attributable to a 25% decrease in our Chambers business and was partially offset by increases in our H.S. Trask, SoftWalk and Tommy Bahama brands with the growth in Tommy Bahama totaling 119%.

For the third quarter of fiscal 2007, the Company reported net income after tax of $11.1 million, or $1.23 per diluted share, on 9.0 million weighted-average shares outstanding. Net income for the third quarter of fiscal 2007 included a one-time after-tax gain of $14.1 million, or $1.57 per diluted share, from the July 2, 2007 sale of the Royal Robbins brand. For the third quarter of fiscal 2006, the Company reported net income of $343,000, or $0.04 per diluted share, on 8.2 million weighted-average shares outstanding. Net income for the third quarter of fiscal 2006 included net income of $717,000, or $0.09 per share, from the discontinued operations of the Royal Robbins brand.

Gross margin from continuing operations for the third quarter of fiscal 2007 was 22.0%, compared to 31.6% for the third quarter of fiscal 2006. The decrease in gross margin was primarily related to increased off-price sales and markdowns, and underabsorbed production costs.

Operating expenses were $9.2 million for the third quarter of fiscal 2007, compared to $8.6 million for the third quarter of fiscal 2006. Operating expenses from continuing operations as a percentage of net sales were 35.4% in the third quarter of fiscal 2007, compared to 31.5% in the third quarter of fiscal 2006. This increase was attributable to costs related to the hiring of a new CEO as well as increased spending on consulting and brand design, marketing and advertising.

For the nine months ended September 30, 2007, net sales from continuing operations were $83.5 million, compared to $84.9 million for the comparable prior-year period. The decline in net sales was primarily attributable to a 25% decrease in Tommy Bahama and a 19% decrease in H.S. Trask. The decrease in net sales was partially offset by a 15% increase in Altama and a 7% increase in Trotters.

Net income for the nine months ended September 29, 2007 was $10.5 million, or $1.17 per diluted share. Included in the fiscal 2007 nine-month period were a one-time after-tax gain of $14.1 million, or $1.57 per diluted share, from the sale of the Royal Robbins brand and net income of $774,000, or $0.09 per diluted share, from discontinued operations related to the Royal Robbins business unit. For the nine months ended September 30, 2006, the Company reported net income of $3.0 million, or $0.37 per diluted share. Included in the fiscal 2006 nine-month period was net income of $1.8 million, or $0.22 per diluted share, from discontinued operations related to the Royal Robbins business unit. Additionally, the nine month period ended September 30, 2006 included a net one-time gain associated with the Altama purchase price adjustment of $1.5 million partially offset by a severance charge. Weighted-average shares outstanding for the two periods were 9.0 million and 8.2 million, respectively.

Balance Sheet

As of September 29, 2007, Phoenix Footwear’s cash and cash equivalents totaled $0.5 million and working capital was $10.0 million.

As of September 29, 2007, the Company had $20.4 million in bank debt, including its outstanding line of credit. The Company is not in compliance with its financial covenants under its existing credit agreement which have not been revised to reflect the Royal Robbins sale. At this time the Company has not requested a waiver for its default, and is seeking a replacement facility.

Other Information

In addition, Phoenix Footwear today announced that Robert Gunst and John Robbins have tendered their resignations as members of the Company’s Board of Directors. Mr. Gunst and Mr. Robbins joined Phoenix Footwear’s Board of Directors in August 2006 and May 2004, respectively.

“We appreciate the valuable service that Robert and John have provided to Phoenix Footwear and we wish them well,” said Jim Riedman, Phoenix Footwear’s Chairman.

Third Quarter 2007 Conference Call

Phoenix Footwear will host a conference call to discuss the third quarter 2007 results today at 4:30 p.m. Eastern Time. To participate in the conference call, investors should dial 888-218-8184 ten minutes prior to the scheduled start time. International callers should dial 913-312-6668. If you are unable to participate in the live call, a replay will be available beginning Tuesday, November 13, at 7:30 p.m. Eastern Time, through Tuesday, November 20, at midnight Eastern Time. To access the replay, dial 888-203-1112 (passcode: 1839402). International callers should dial 719-457- 0820 and use the same passcode. The call will also be broadcast live over the Internet and can be accessed on the Investor section of Phoenix Footwear’s website at www.phoenixfootwear.com. For those unable to participate during the live broadcast, the webcast will be archived.

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets a diversified selection of men’s and women’s dress and casual footwear, belts, and other accessories. The Company’s moderate-to-premium priced brands include the Tommy Bahama Footwear®, Trotters®, SoftWalk®, Strol®, H.S. Trask®, and Altama® footwear lines, and Chambers Belts®. Emphasizing quality, fit and traditional and authentic designs, these brands comprise over 100 different styles of footwear and 750 styles of personal accessories primarily sold through department stores, specialty retailers, mass merchants and catalogs. Phoenix Footwear Group, Inc. is traded on the American Stock Exchange under the symbol PXG.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding expected financial performance and improvements, statements regarding the future success of the Company’s revitalization plan expected benefits of current and future contracts and orders, the anticipated entry into a license agreement with LEE® brands and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” “exploring, “ or similar expressions. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in Phoenix Footwear’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: risks related to the Company’s ability to attract and retain new senior management personnel; the Company’s ability to obtain a replacement bank facility or waivers and amendments to its defaulted secured credit arrangement and the attendant risk of increased costs or stockholder dilution from refinancing the defaulted debt or foreclosure on the Company’s assets if a waiver/amendment is not obtained or the debt is not refinanced; the risk that the Company will not be able to continue as a going concern; the failure to obtain future DoD boot orders or solicitations; risks associated with future acquisitions, including potential dilution and integration issues, risks of contract performance; risks of contract termination, either for default or for the convenience of the U.S. government; adverse results of U.S. government audits of the Company’s U.S. government contracts; risks associated with complex U.S. government procurement laws and regulations; delays in acceptance of delivery of government orders; adverse changes in U.S. government spending priorities; the risk that we will not enter into a definitive license agreement with LEE® brands; the concentration of the Company’s sales to a relatively small group of customers; changing consumer preferences and fashion trends; competition from other companies in the Company’s markets; the potential financial instability of the Company’s customers; the Company’s ability to protect its intellectual property rights; the risk of losing third party trademark licenses; the Company’s ability to manage inventory levels; fluctuations in its financial results as a result of the seasonality in its business; the risks of doing business in international markets; the Company’s reliance on independent manufacturers; disruptions in the Company’s manufacturing system; the loss of one or more senior executives; fluctuations in the price, availability and quality of raw materials; a decline in general economic conditions; the possibility of impairment charges resulting from future adjustments to the value of goodwill recorded in connection with past or future acquisitions; the risk of dilution to stockholders’ ownership percentage as the result of the exercise of outstanding stock options or deferred stock awards; the negative effect on investment value and growth opportunities from a charge to earnings from the compensation of employees under its employee retirement plan and deferred stock awards; and, the control over the Company by a principal stockholder. Although the Company believes that the assumptions underlying the forward- looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward- looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements included in this press release are based on the Company’s current expectations and projections about future events, based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statements.

Contacts:

Scott Sporrer	Andrew Greenebaum / Lena Adams
Interim Chief Financial Officer	ICR, Inc.
Phoenix Footwear Group, Inc.	(310) 954-1100
(760) 602-9688	agreenebaum@icrinc.com or ladams@icrinc.com

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Phoenix Footwear Group, Inc.

Consolidated Condensed Statement of Operations

(In thousands)

	For the Quarter Ended				For the Nine Months Ended
	(Unaudited)				(Unaudited)
	September 29 2007		September 30 2006		September 29 2007		September 30 2006
Net sales	$25,977	100.0%	$27,337	100.0%	$83,540	100.0%	$84,876	100.0%
Cost of goods sold	20,272	78.0%	18,705	68.4%	60,170	72.0%	56,337	66.4%

Gross profit	5,705	22.0%	8,632	31.6%	23,370	28.0%	28,539	33.6%
Operating expenses:
Selling and administrative expenses	8,819	33.9%	8,113	29.7%	26,912	32.2%	24,651	29.0%
Non cash 401k stock grant compensation	133	0.5%	161	0.6%	400	0.5%	484	0.6%
Amortization	280	1.1%	310	1.1%	836	1.0%	960	1.1%
Other (income) expense, net	(30)	—%	14	—%	(24)	—%	(551)	—%

Total operating expenses	9,202	35.4%	8,598	31.5%	28,124	33.7%	25,544	30.1%

(Loss) Income from operations	(3,497)	-13.5%	34	0.1%	(4,754)	-5.7%	2,995	3.5%
Interest expense	663		630		1,883		1,874

(Loss) income before income taxes and discontinued operations	(4,160)	-16.0%	(596)	-2.2%	(6,637)	-7.9%	1,121	1.3%
Income tax benefit	(1,165)		(222)		(2,353)		(118)

(Loss) income before discontinued operations	(2,995)	-11.5%	(374)	-1.4%	(4,284)	-5.1%	1,239	1.5%
Income from discontinued operations, net of tax	14,057	54.1%	717	2.6%	14,831	17.8%	1,792	2.1%

Net income	$11,062	42.6%	$343	1.3%	$10,547	12.6%	$3,031	3.6%

Earnings (loss) per common share:

Basic
Continuing operations	$(0.37)		$(0.05)		$(0.54)		$0.16
Discontinued operations	1.75		0.09		1.85		0.22

Net earnings	$1.38		$0.04		$1.31		$0.38

Diluted
Continuing operations	$(0.37)		$(0.05)		$(0.54)		$0.15
Discontinued operations	$1.57		$0.09		$1.65		$0.22
Net earnings	$1.23		$0.04		$1.17		$0.37

Weighted-average shares outstanding:
Basic	8,044,871		7,927,306		8,025,792		7,905,209
Diluted	8,974,018		8,203,837		8,997,252		8,188,667

Phoenix Footwear Group, Inc.

Consolidated Condensed Balance Sheets

(In thousands)

ASSETS	As of September 29, 2007	As of December 30, 2006
	(Unaudited)

Current assets:
Cash	$494	$845
Accounts receivable, net	21,764	17,573
Inventories, net	25,927	28,057
Income taxes receivable	—	2,503
Other current assets	3,573	3,810
Current assets of discontinued operations	—	7,693

Total current assets	51,758	60,481
Property, plant & equipment, net	3,671	4,084
Goodwill & unamortizable intangibles	25,859	25,851
Intangible assets, net	7,683	8,519
Other assets	50	50
Long-term assets of discontinued operations	—	8,447

	$89,021	$107,432

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,871	$7,278
Accrued expenses	3,429	5,582
Notes payable—current	20,366	53,966
Other liabilities	1,073	1,136
Liabilities of discontinued operations	6,000	2,048

Total current liabilities	41,739	70,010
Other long term liabilities	1,246	1,419
Deferred income tax	2,964	3,013
Long-term liabilities of discontinued operations	—	1,146

Total liabilities	45,949	75,588
Stockholders’ equity	43,072	31,844

	$89,021	$107,432